EXHIBIT 10.1



                            SECURITIES PURCHASE AGREEMENT


                    THIS SECURITIES PURCHASE AGREEMENT, dated as of October 31, 1997, is entered into by and between CompuMed, Inc., a Delaware corporation, with headquarters located at Suite 1000, 1230 Rosencrans Avenue, Manhattan Beach, California 90266 (the "Company"), and the undersigned (the "Buyer").

                                 W I T N E S S E T H:

                    WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon exemptions from securities registration afforded under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act") and/or Section 4(2) of the 1933 Act; and

                    WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, Class C 7% Convertible Preferred Stock, $.10 par value per share, of the Company which will be convertible into shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company upon the terms and subject to the conditions of such Preferred Stock, and subject to acceptance of this Agreement by the Company;

                    NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                    1.   AGREEMENT TO PURCHASE; PURCHASE PRICE.

                    A.   PURCHASE; CERTAIN DEFINITIONS.   (i) The
          undersigned hereby agrees to initially purchase from the Company Class C 7% Convertible Preferred Stock of the Company, in the amount set forth on the signature page of this Agreement (the "Initial Preferred Stock"), out of a total offering of $3,500,000.00 in liquidation value of such Preferred Stock, and having the terms and conditions set forth in the Certificate of Designations to the Certificate of Incorporation of the Company attached hereto as ANNEX I (the "Certificate of Designations"). The purchase price for the Initial Preferred Stock shall be as set forth on the signature page hereto and shall be payable in United States Dollars.

                    (ii) As used herein, the term "Preferred Stock" means, unless the context otherwise requires, (a) the Initial Preferred Stock and, subject to the provisions of Section 4(g) hereof, the Additional Preferred Stock (as defined below), together with (b) all shares, if any, of 7% Convertible Preferred Stock issued as dividends thereon.

                    (iii) As used herein, the term "Securities" means the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

                    B. FORM OF PAYMENT. The Buyer shall pay the purchase price for the Initial Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions"). Promptly following payment by the Buyer to the Escrow Agent of the purchase price for the Initial Preferred Stock, the Company shall deliver a Certificate representing the Initial Preferred Stock duly executed on behalf of the Company, to the Escrow Agent. By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth herein in full.

                    C. METHOD OF PAYMENT. Payment into escrow of the purchase price for the Preferred Stock shall be made by wire transfer of funds to:

                         Bank of New York
                         350 Fifth Avenue
                         New York, New York 10001

                         ABA# 021000018
                         For credit to the account of Krieger
                           & Prager, Esqs.
                         Account No. 637-1661229

          Not later than 1:00 p.m., New York time, on the date which is two
          (2) New York Stock Exchange trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the aggregate purchase price for the Initial Preferred Stock, in immediately available funds.
          Time is of the essence with respect to such payment, and failure by the Buyer to make such payment shall allow the Company to cancel this Agreement.

                    D. ESCROW PROPERTY. The purchase price and the certificate(s) representing the Initial Preferred Stock delivered to the Escrow Agent as contemplated by Sections 1(b) and (c) hereof are referred to as the "Escrow Property."

                    2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                    The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                    A. Without limiting the Buyer's right to sell the Common Stock pursuant to the Registration Statement (as that term is defined in the Registration Rights Agreement defined below), the Buyer is purchasing the Preferred Stock and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Converted Shares") for its own account for investment only and not with a view towards the resale, public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                    B. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

                    C. All subsequent offers and sales of the Preferred Stock and Common Stock representing the Converted Shares (such Common Stock sometimes referred to as the "Shares") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

                    D. The Buyer understands that the Preferred Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock.

                    E. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including ANNEX V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended September 30, 1996, (2) Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1996, March 31, 1997 and June 30, 1997, (3)
          and Proxy Statement dated February 20, 1997 (collectively, the "Company's SEC Documents").

                    F. The Buyer understands that the Buyer's investment in the Securities involves a high degree of risk.

                    G. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                    H. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                    I. (i) The Buyer is aware of obligations of 5% beneficial owners to file SEC reports and he will be responsible for his own compliance; and (ii) he acknowledges that a 4% cash commission is being paid in connection with the offering.

                    3.   COMPANY REPRESENTATIONS, ETC.

                    Except as disclosed in ANNEX V or in the Company's SEC Documents, the Company represents and warrants to the Buyer that:

                    A. CONCERNING THE PREFERRED STOCK. The Preferred Stock has been duly authorized and, when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock.

                    B. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure to so qualify would not have a material and adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on The NASDAQ/Small Cap Market. The Company has received notice with respect to the continued eligibility of the Common Stock for such listing, after correspondence the Company demonstrated compliance for the continuation of such listing.

                    C. AUTHORIZED SHARES. The Company has sufficient authorized and unissued shares of Common Stock as may be reasonably necessary to effect the conversion of the Preferred Stock based upon current market price. The Converted Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Preferred Stock in accordance with its terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

                    D. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity, and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                    E. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement and the Registration Rights Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the
          (i) certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

                    F. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

                    G. SEC FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except as set forth on ANNEX V hereto, the Company has since September 1, 1996 timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.

                    H. ABSENCE OF CERTAIN CHANGES. Since January 1, 1997, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company, except as disclosed in ANNEX V or in the Company's SEC Documents.

                    I. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally, and other than facts disclosed in the documents referred to in Section 2(e) hereof), that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, properties or assets of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the documents and agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements").

                    J. ABSENCE OF LITIGATION. Except to the extent disclosed in the Company's SEC documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

                    K. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

                    L. NO DEFAULT. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

                    M. PRIOR ISSUES. Except as set forth in ANNEX V, during the twelve (12) months preceding the date hereof, the Company has not issued any securities. The presently outstanding unconverted shares of each such issuance as at September 30, 1997 are set forth in ANNEX V.

                    N. DILUTION. The number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion. The Company's executive officers and directors have analyzed the nature of the securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

                    4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                    A. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Preferred Stock has not been and is not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of the Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                    B. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Stock and the Warrants have not been registered under the 1933 Act, and, until such time as the Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with such Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any of the Securities):

                    THE SECURITIES REPRESENTED HEREBY (THE
                    "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                    C. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement, in substantially the form attached hereto as ANNEX IV (the
          "Registration Rights Agreement"), on or before the Closing Date (as defined below).

                    D. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer under any United States federal, state and local laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

                    E.   REPORTING STATUS.  So long as the Buyer
          beneficially owns any of the Preferred Stock, the Company shall file all reports required to be filed with the SEC pursuant to
          Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to continue the listing and trading of its Common Stock on The NASDAQ/Small Cap Market and will comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or the NASDAQ/Small Cap Market.

                    F. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees and distributor fees in connection with the sale of the Preferred Stock) for working capital purposes , and shall not, directly or indirectly, use such proceeds for any loan or other payment to any officer, director or principal shareholder of the Company or any of their respective affiliates.

                    G. (i) FUTURE PURCHASES. The Buyer unconditionally and irrevocably agrees to purchase up to an additional amount equal to the Purchase Price for the Initial Preferred Stock, in liquidation value of Preferred Stock (the "Additional Preferred Stock") in one or more tranches (the "Additional Tranches"), subject to the satisfaction of the conditions provided in this Agreement relating to the Buyer's purchase of the Additional
          Preferred Stock.   The closing for $875,000 of Additional Tranche
          shall occur no later than December 31, 1997, and the balance by February 15, 1998 if the average closing bid price of the Company's Common Stock for the ten (10) consecutive trading days ending the fifth day prior to the requested closing date is not less than $1.50 per share; otherwise the closing date would be not later than thirty (30) trading days after the effective date of the Company's registration statement, upon the same terms and conditions as those applicable to the Initial Preferred Stock issued pursuant to this Agreement, except as set forth below.
          The Buyer's obligation to purchase the Additional Preferred Stock on each Additional Closing Date (as defined below) shall be contingent upon the satisfaction of the following conditions: On such Additional Closing Date (i) the representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects (and the Company's issuance of the Additional Preferred Stock shall constitute the Company's making each such representation and warranty as of such date), and (ii) the average closing bid price (as defined in the Certificate of Designations) on the Additional Closing Date shall exceed $1.00 per share, (iii) the average dollar volume for the twenty (20) trading days preceding such Additional Closing Date shall have equaled or exceeded $_____________, and (iv) there shall have been no material adverse changes (financial or otherwise) in the business or conditions of the Company from the Closing Date through and including the Additional Closing Date (and the Company's issuance of the Additional Preferred Stock shall constitute the Company's making each such representation and warranty as of such date). Each share of Additional Preferred Stock shall (x) have terms similar to those of the Initial Preferred Stock, except that the Conversion Price formula will use eighty (80%) percent of the average closing bid price for the ten (10) trading days prior to the conversion for any amount that closes after December 31, 1997, and 77.5% of the average closing bid price for all other amounts raised in the second tranche, and (y) be convertible until December 31, 1999, and shall be deemed automatically converted, to the extent not previously converted, on December 31, 1999.

                         (ii) If the Buyer does not honor its commitment to purchase the Additional Preferred Stock on the Additional Closing Date, and no other buyer of the securities being issued simultaneous herewith elects to purchase the Additional Preferred Stock, the Buyer shall waive his rights to exercise one-half (1/2) of the Warrants issued pursuant to paragraph 4.i. below. Accordingly, one-half (1/2) of the initial warrants would be issued into escrow subject to the Buyer's or such other buyer's closing of the purchase of the Additional Tranche. Such escrowed Warrants will be (a) returned to the Company in the event of such waiver contemplated by the first sentence of this subparagraph
          (ii), and (b) released to the Buyer upon the closing or the sale of the Additional Preferred Stock to the Buyer or such other buyer, but not later than thirty (30) trading days after the Effective Date.

                         (iii)     The Company agrees that, if the
          Additional Closing Date occurs as contemplated by Paragraph (i) above, then, upon the subsequent conversion of the Additional Preferred Stock, the Company will issue to the Buyer converting such Additional Preferred Stock warrants (the "Additional Warrants") to purchase the same number of shares of Common Stock as are being issued upon such conversion at the conversion price applicable to such conversion. Such Additional Warrants shall be exercisable for a period of five (5) years from the date of issue and shall, (i) except to the extent inconsistent with the foregoing provisions of this Paragraph (iii), have the same terms as the Warrants, and (ii) be deemed to be included in the term "Warrants" herein.

                    H. CERTAIN AGREEMENTS. (i) The Company covenants and agrees that it will not, without the prior written consent of 80% in interest of all the Buyers, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party until the expiration of one hundred (100) days after the effective date of the Registration Statement (the "Effective Date"), unless the full second tranche is funded subsequent to February 15, 1998, in which event the above date shall be reduced to sixty (60) days.

                    (ii) The provisions of subparagraph (h)(i) will not apply to (w) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, disposition or acquisition of a business, product or license by the Company, strategic alliance, bank loan or other credit facility agreement, (x) the exchange of the capital stock for assets, stock or other joint venture interests, (y) as compensation to employees and consultants, or (z) the exercise of outstanding warrants or options or settlement of class actions.

                    (iii)   Any action contemplated under subparagraph
          (h)(ii) is subject to the condition that registration rights, if any, in connection with such action shall not require the filing of a Registration Statement in respect of such stock prior to thirty (30) days after the Effective Date.

                    I. WARRANTS. Each Buyer, simultaneous with the conversion of the Preferred Stock and the Additional Preferred Stock, shall receive transferable divisible Warrants equal with respect to the Preferred Stock to the number of shares issued upon such conversion, and exercisable at the Conversion Price of such conversion, and with respect to the Additional Preferred Stock equal to the number of shares issued upon such conversion, and exercisable at the Conversion Price at the time of conversion. The shares underlying such Warrants shall be included in the Registration Statement under the Registration Rights Agreement, and shall be exercisable commencing ninety (90) days after issuance and for a period of thirty-six (36) months thereafter.

                    J. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the number of shares of Common Stock issuable at conversion and upon exercise of the Warrants as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock.

                    K. HEDGING TRANSACTIONS. The Company understands that the Buyer may be a so-called "hedge" fund, and the Company hereby expressly agrees that except during the ten (10) business days prior to delivery of a Conversion Notice, or the closing of the Additional Shares, the Buyer shall not in any way be prohibited or restricted from any purchases or sales of any securities or other instruments of, or related to, the Company or any of its securities, including, but not necessarily limited to, puts, calls, futures contracts, short sales and hedging and arbitrage transactions. The Buyer acknowledges that such purchases, sales and other transactions may be subject to various federal and state securities laws and agrees to comply with all such applicable securities laws.

                    L. LIMITATION ON ISSUANCE OF SHARES. The Company may be limited in the number of shares of Common Stock it may issued in respect of the Additional Preferred Stock by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded ("Cap Regulations").
          Without limiting the other provisions thereof, (i) the placement proceeds from that part of Additional Preferred Stock closed after February 15, 1998 would be held in escrow pending a stockholder vote at the Company's 1998 stockholders meeting on approval of the placement at the agreed terms, (ii) the Company will at its next annual meeting, take all steps reasonably necessary under the Cap Regulations to be in a position to issue shares of Common Stock on conversion of the Additional Preferred Stock without violating the Cap Regulations, and (iii) if, despite taking such steps, or prior thereto, the Company still cannot issue such shares of Common Stock without violating the Cap Regulations, the holder of Additional Preferred Stock which cannot be converted as a result of the Cap Regulations shall have the option, exercisable in such holder's sole and absolute discretion, to elect, within thirty (30) days after the shareholder's meeting, to require the Company to issue shares of Common Stock in accordance with such holder's notice of conversion at a conversion purchase price equal to the average of the closing bid price per share of Common Stock for any five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) trading days immediately preceding the date of notice of conversion, assuming same is permitted without violation of Cap Regulations. Upon shareholder approval or NASDAQ consent, the escrow shall be released to the Company.

                    5.   TRANSFER AGENT INSTRUCTIONS.

                    a. Promptly following the delivery by the Buyer of the aggregate purchase price for the Initial Preferred Stock in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to
          Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws with respect to the sale of any of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

                    b. Subject to the completeness and accuracy of the Buyer's representations and warranties herein, upon the conversion of any Preferred Stock by a person who is a non-U.S. Person, and following the expiration of any applicable Restricted Period (as those terms are defined in Regulation S), the Company, shall, at its expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates without restrictive legend or stop orders in the name of Buyer (or its nominee (being a non-U.S. Person) or such non-U.S. Persons as may be designated by Buyer) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable, with opinion of counsel satisfactory to Company of the exemption. Nothing in this
          Section 5, however, shall affect in any way Buyer's or such nominee's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

                    c. The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying an executed and completed Conversion Certificte to the Company and delivering within three (3) business days thereafter, the original Conversion Certificate and the certificates representing the Preferred Stock being converted to the Company by express courier, with a copy to the transfer agent. Each date on which a Conversion Certificate is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will transmit the certificates representing the Converted Shares (together with the certificates representing the Preferred Stock not being so converted) to the Buyer via express courier, by electronic transfer or otherwise, within five (5) business days after receipt by the Company of the original Conversion Certificate and the certificate representing the Preferred Stock being converted (the "Delivery Date").

                    d. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond seven (7) business days from Delivery Date:

                                             Late Payment For Each $10,000
                                             of Liquidation Value of
                                             Preferred
                    No. Business Days Late   Stock Being Converted
                    ----------------------   ------------------------------

                              1                        $100
                              2                        $200
                              3                        $300
                              4                        $400
                              5                        $500
                              6                        $600
                              7                        $700
                              8                        $800
                              9                        $900
                              10                       $1,000
                              >10                      $1,000 +$200 for
                                                       each Business Day
                                                       Late beyond 10 days

          The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five (5) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

                    e. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

               6.   DELIVERY INSTRUCTIONS.

                    The Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof, on a delivery against payment basis, on the Closing Date and on the Additional Closing Date, respectively.

                    7.   CLOSING DATE.

                    The date and time of the issuance and sale of the Initial Preferred Stock (the "Closing Date") shall occur no later than 12:00 Noon, New York time on the first NYSE trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 8 and 9 hereof, or such other time as is mutually agreed upon by the Company and the Buyer. The date and time of the issuance and sale of any Additional Preferred Stock (the "Additional Closing Date") shall occur on the date specified by either party upon at least fifteen (15) business days advance notice to the other party; provided, however, that it shall be a
                                     --------  -------
          condition of the Additional Closing Date that each of the conditions contemplated by Sections 8 and 9 hereof shall have been satisfied or waived on or before such date. Each closing of the purchase and issuance of Preferred Stock shall occur on the Closing Date or Additional Closing Date, as the case may be, at the offices of the Escrow Agent.
          Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property only upon satisfaction of the conditions set forth in Sections 8 and 9 hereof.

                    8.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                    The Buyer understands that the Company's obligation to sell the Initial Preferred Stock to the Buyer pursuant to this Agreement on the Closing Date and on the Additional Closing Date is conditioned upon:

                    A. The receipt and acceptance by the Company of this Agreement (such acceptance to be evidenced by the Company's execution and delivery of this Agreement) for the sale of at least One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) in liquidation value of Preferred Stock (or such lesser amount as the Company, in its sole discretion, shall determine);

                    B. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the purchase price for the relevant Preferred Stock in accordance with Section 1(c) hereof;

                    C. The accuracy in all material respects on the Closing Date or the Additional Closing Date, as the case may be, of the representations and warranties of the Buyer contained in this Agreement, each as if made on such Closing Date, and the performance by the Buyer on or before such Closing Date or Additional Closing Date of all covenants and agreements of the Buyer required to be performed on or before such Closing Date; and

                    D. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                    9.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                    The Company understands that the Buyer's obligation to purchase the Initial Preferred Stock on the Closing Date and the Additional Preferred Stock on the Additional Closing Date is conditioned upon:

                    A. The receipt and acceptance by the Buyer of this Agreement (to be evidenced by the Buyer's execution and delivery of this Agreement);

                    B. Delivery by the Company to the Escrow Agent of certificate(s) representing the relevant Preferred Stock in accordance with this Agreement;

                    C. The accuracy in all material respects on the Closing Date or the Additional Closing Date, as the case may be, of the representations and warranties of the Company contained in this Agreement, each as if made on such Closing Date or Additional Closing Date, and the performance by the Company on or before such Closing Date or Additional Closing Date of all covenants and agreements of the Company required to be performed on or before such date; and

                    D. On the Closing Date or Additional Closing Date, as the case may be, the Buyer shall have received (i) an opinion of counsel for the Company, dated the Closing Date or Additional Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX III attached hereto, and
          (ii) the Registration Rights Agreement duly executed and delivered by the Company.

                    10.  GOVERNING LAW:  MISCELLANEOUS.

                    a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

                    b. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                    c. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                    d. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                    e. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                     f. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                    g. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                    11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                    (i) the date delivered, if delivered by personal delivery as against written receipt therefor, or by confirmed facsimile transmission,

                    (ii) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                    (iii) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

          in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

          COMPANY:       CompuMed, Inc.
                         Suite 1000
                         1230 Rosecrans Avenue
                         Manhattan Beach, CA 90266
                         ATTN: James Linesch, President
                         Telecopier No.: (310) 643-2363
                         Telephone No.: (310) 643-5106 x115

                         with a copy to:

                         Reid & Priest LLP
                         40 West 57th Street
                         New York, New York 10019
                         Attention: Bruce A. Rich, Esq.
                         Telecopier No.: (212) 603-2001

          BUYER:         At the address set forth on the signature page of
          this Agreement.

          ESCROW AGENT:  Krieger & Prager, Esqs.
                         319 Fifth Avenue
                         New York, New York 10016
                         Telecopier No. (212) 213-2077

                    12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Preferred Stock and the Purchase Price, and shall inure to the benefit of the Buyer and its successors and assigns for a period of one (1) year or until the Buyer sells his Securities, whichever is the earlier.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                    IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

          NUMBER OF SHARES OF
          INITIAL PREFERRED STOCK TO BE PURCHASED:

          AGGREGATE PURCHASE PRICE OF
          SUCH INITIAL PREFERRED STOCK:                     $


                               SIGNATURES FOR ENTITIES

               IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this ________ day of ___________________, 1997.


          ________________________________   ______________________________
          Address                            Printed Name of Subscriber
          ________________________________

                                        By: _______________________________


          Telecopier No. _________________   (Signature of Authorized
                                               Person)
                                        _________________________________
          _____________________________ Printed Name and Title
          Jurisdiction of Incorporation
          or Organization

           As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

          COMPUMED, INC.

          By:       _________________________________________

          Title:    ____________________________________
          Date:     _________________________________________